Exhibit 10.1
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
               This Agreement of Resignation, Appointment and Acceptance dated as of June 18, 2009 is made by and among that issuer or other person who is identified in Exhibit A attached hereto (the “Exhibit”) as the “Issuer” (the “Issuer”), Wells Fargo Bank, National Association, a national association corporation with trust powers duly incorporated and validly existing under the laws of the United States of America and having a corporate trust office at 230 W. Monroe Street, Suite 2900, Chicago, IL 60606 (the “Trustee”) and The Bank of New York Mellon Trust Company, N.A., a national banking association duly incorporated and validly existing under the laws of the United States of America and having its principal corporate trust office at 700 S. Flower, Los Angeles, CA 90017 (“BNYMTC”).
RECITALS:
               WHEREAS, the Issuer and the Trustee entered into one or more trust indentures, paying agency agreements, registrar agreements, or other relevant agreements as such are more particularly described in the Exhibit under the section entitled “Agreements” (individually and collectively referred to herein as the “Agreements”) under which the Trustee was appointed in the capacity or capacities identified in the Exhibit (each a “Capacity”, and collectively the “Capacities”);
               WHEREAS, the Issuer desires to appoint BNYMTC as the successor to the Trustee in its Capacities under the Agreements; and
               WHEREAS, BNYMTC is willing to accept such appointment as the successor to the Trustee in its Capacities under the Agreements.
               NOW, THEREFORE, the Issuer, the Trustee and BNYMTC, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
ARTICLE I

THE TRUSTEE
               SECTION 1.01. The Trustee hereby resigns from its Capacities under the Agreements.
               SECTION 1.02. The Trustee hereby assigns, transfers, delivers and confirms to BNYMTC all right, title and interest of the Trustee in each of its Capacities relating to the Agreements.
               SECTION 1.03. Nothing contained herein constitutes a waiver or assignment by the Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled in its Capacities pursuant to the Agreements.

ARTICLE II

THE ISSUER
               SECTION 2.01. The Issuer hereby accepts the resignation of the Trustee from its Capacities under the Agreements.
               SECTION 2.02. All conditions relating to the appointment of BNYMTC as the successor to the Trustee in its Capacities under the Agreements have been met by the Issuer, and the Issuer hereby appoints BNYMTC to its Capacities under the Agreements with like effect as if originally named to such Capacities under the Agreements.
               SECTION 2.03. The Issuer acknowledges its obligation set forth in the Agreements to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability, claim, damage, or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, in its Capacities, relating to the acceptance or administration of its duties, rights, privileges, and obligations under the Agreements (the Issuer’s obligation shall survive the execution hereof.)
ARTICLE III

BNYMTC
               SECTION 3.01. BNYMTC hereby represents and warrants to the Trustee and to the Issuer that BNYMTC is qualified to act in the Capacities under the Agreements.
               SECTION 3.02. BNYMTC hereby accepts its appointment to the Capacities under the Agreements and accepts and assumes the rights, powers, duties, privileges, benefits, protections, immunities, indemnities and obligations of the Trustee under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.
               SECTION 3.03. Promptly after the effective date of this Instrument, BNYMTC shall cause a written notice to be sent to each holder of securities in accordance with the applicable provisions of the Agreements.
               SECTION 3.04. BNYMTC is not responsible for the acts or omissions (prior or otherwise) of the Trustee.
ARTICLE IV

MISCELLANEOUS
               SECTION 4.01. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 a.m. local Los Angeles time on the Effective Date set forth in the Exhibit.

               SECTION 4.02. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.
               SECTION 4.03. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
               SECTION 4.04. The persons signing this Instrument on behalf of the Issuer, BNYMTC and the Trustee are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Instrument and to perform its duties hereunder.
               SECTION 4.05. The Issuer represents that it is the type of entity as identified in the Exhibit and has been duly organized and is validly existing under the laws of the jurisdiction and with the principal office as identified in the Exhibit.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

Tenneco Inc. as Issuer

By: Name:	/s/ GARY SILHA GARY SILHA
Title:	ASSISTANT TREASURER

Wells Fargo Bank, National Association as Trustee

By: Name:	/s/ Gregory S. Clarke Gregory S. Clarke
Title:	Vice President

The Bank of New York Mellon
Trust Company, N.A. as Successor Trustee

By: Name:	/s/ Linda Garcia Linda Garcia
Title:	Vice President

EXHIBIT A

Issuer:	Tenneco Inc., a Delaware Corporation with its principal executive offices located at 500 North Field Drive, Lake Forest,
Illinois 60045
Effective Date: June 30, 2009
Agreement(s):

Name/Description of transaction	CUSIP	Description of relevant	The Trustee’s
	Numbers	Agreement & Date	Capacity(s)

Indenture for the Tenneco Inc. 8 1/8% Senior Notes due 2015	880349AK1	Indenture, dated as of November 20, 2007, among Tenneco Inc., as Issuer, Tenneco Automotive Operating Company, Inc., The Pullman Company, Clevite Industries Inc., Tenneco Global Holdings, Inc., TMC Texas Inc., and Tenneco International Holding Corp., as Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee	Trustee, Paying Agent, and Registrar